Exhibit 99.7

BENEFICIAL OWNER ELECTION FORM

I (we) acknowledge receipt of your letter and the enclosed materials relating to the grant of transferable rights to purchase shares of common stock, par value $0.01 per share, of FX Real Estate and Entertainment Inc. (the “Company”).

I (we) hereby instruct you as follows:

(CHECK THE APPLICABLE BOXES AND PROVIDE ALL REQUIRED INFORMATION)

☐ Please exercise my (our) rights for shares of common stock as set forth below:

A. Number of Shares Being Purchased:

B.	Total Exercise Price Payment Required:

(No. of Shares)	x $10.00 = (Exercise Price)	$ (Payment)

I am (we are) making the total purchase price payment required in the following manner:

☐ Payment in the following amount is enclosed: $     ; or

☐ Please deduct payment of $      from the following account maintained by you as follows:

(The total of the above two boxes must equal the total purchase price specified as set forth above “(Payment)”.)

Type of Account	Account No.

I (we) on my (our) own behalf, or on behalf of any person(s) on whose behalf, or under whose directions, I am (we are) signing this form:

•	irrevocably elect to purchase the number of shares of common stock indicated above upon the terms and conditions specified in the prospectus;

•	agree that if I (we) fail to pay for the shares of common stock I (we) have elected to purchase, you may exercise any remedies available to you under law; and

•	understand that my (our) exercise of rights may not be withdrawn after 5:00 p.m., New York City time, on the business day prior to the expiration date of the rights offering.

☐ Please do not exercise my (our) rights for shares of common stock.

Name of beneficial owner(s):

Signature of beneficial owner(s):

If you are signing in your capacity as a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or another acting in a fiduciary or representative capacity, please provide the following information:

Name:

Capacity:

Address (including Zip Code):

Telephone Number: